Exhibit 99.1

Kaltura Announces Financial Results for Second Quarter 2026

NEW YORK, August 5, 2026 -- Kaltura, Inc. (Nasdaq: KLTR, “Kaltura” or the “Company”), the Agentic Digital Experience Company, today announced financial results for the second quarter ended June 30, 2026, as well as outlook for the third quarter and full year 2026.

The Company’s investor presentation for the quarter, which showcases its agentic avatar technology, is available at: https://q2-26-avatar.kaltura.com/

Total revenue for the second quarter was $46.9 million, with subscription revenue of $45.6 million. Net loss for the quarter was $5.5 million, and Adjusted EBITDA for the quarter was $5.9 million.

“We delivered a strong second quarter, exceeding the high end of our guidance for both revenue and adjusted EBITDA, while achieving record non-GAAP gross margin and our highest second-quarter adjusted EBITDA to date,” said Ron Yekutiel, Co-Founder, Chairman, President, and Chief Executive Officer of Kaltura. “More importantly, we are beginning to see measurable commercial traction from our evolution to powering rich, agentic digital experiences. During the quarter, we signed a record fourteen new deals that included our AI offerings, doubling our previous record, across a broad range of industries and employee, learner, customer, and audience-facing use cases. Our growing pipeline, expanding proofs of concept, and progress integrating eSelf.ai and PathFactory increase our confidence in stronger bookings momentum in the second half of the year and a more meaningful revenue contribution from our new products in 2027,” concluded Yekutiel.

Second Quarter 2026 Business Highlights:

•Exceeded the high end of guidance for both revenue and adjusted EBITDA, delivering the company’s highest second-quarter adjusted EBITDA to date and a record non-GAAP gross margin of 75%.
•Grew new subscription bookings sequentially, including thirteen six-digit total contract value deals. Five of these deals were with new logos across the financial services, healthcare and education industries.
•Signed a record fourteen new deals that included one or more of our AI offerings which represents a doubling of deals signed compared to our previous record. Nine of the fourteen deals included Kaltura’s Agentic Avatars, and eight were with new logos.
•Expanded commercial adoption of Kaltura’s AI offerings across education, real estate, technology, professional services, financial services, and media and telecommunications, spanning employee, learner, customer and audience-facing use cases.
•Achieved the company’s strongest gross retention quarter since the fourth quarter of 2022, reflecting continued improvement in customer stability.
•Made significant progress integrating the Kaltura and PathFactory platforms, including enabling the synchronization of content and workflows and combining enterprise content with first-party engagement signals to support richer content intelligence, personalization and recommendations.
•Continued to advance the three layers of Kaltura’s agentic digital experience platform - content creation, content management and intelligence, and interactive conversational experiences - including enhanced avatar-production workflows, expanded multilingual capabilities, enterprise-governance features and conversational AI embedded across the Kaltura’s product portfolio.
•Advanced the development of two strategic solutions, Agentic Revenue Engagement and Agentic Learning & Enablement, which bring together Kaltura’s AI-powered content creation, content intelligence, rich-media and conversational capabilities around large and repeatable enterprise use cases.
•Hosted record attendance at the company’s annual Kaltura Connect and Education Connect events and received multiple leadership industry recognitions across conversational AI, enterprise video, and virtual events.

Second Quarter 2026 Financial Highlights:

•    Total revenue for the second quarter of 2026 was $46.9 million, an increase of 5% compared to $44.5 million for the second quarter of 2025.

•    Subscription Revenue for the second quarter of 2026 was $45.6 million, an increase of 8% compared to $42.4 million for the second quarter of 2025.

•On a reporting-segment basis, Enterprise, Education and Technology (EE&T) total revenue increased 11% year-over-year in the second quarter, while Media & Telecom (M&T) total revenue declined 10% year-over-year, primarily due to elevated gross churn throughout 2025.

•    Annualized Recurring Revenue (ARR) for the second quarter of 2026 was $184.6 million, an increase of 8% compared to $170.4 million for the second quarter of 2025.

•    GAAP Gross profit for the second quarter of 2026 was $34.5 million, representing a gross margin of 74% compared to a GAAP gross profit of $31.2 million and gross margin of 70% for the second quarter of 2025.

•     Subscription gross margin was 78% compared to 77% for the second quarter of 2025.

•    Non-GAAP Gross profit for the second quarter of 2026 was $35.0 million, representing a non-GAAP gross margin of 75%, compared to a non-GAAP gross profit of $31.3 million and non-GAAP gross margin of 70% for the second quarter of 2025.

•    GAAP Operating loss was $0.8 million for the second quarter of 2026, compared to an operating loss of $2.8 million for the second quarter of 2025.

•    Non-GAAP Operating profit was $4.8 million for the second quarter of 2026, compared to a non-GAAP operating profit of $3.0 million for the second quarter of 2025.

•    GAAP Net loss was $5.5 million or $0.04 per diluted share for the second quarter of 2026, compared to a GAAP net loss of $7.8 million, or $0.05 per diluted share, for the second quarter of 2025.

•    Non-GAAP Net profit was $2.3 million or $0.01 per diluted share for the second quarter of 2026, compared to a non-GAAP net loss of $2.5 million, or $0.01 per diluted share, for the second quarter of 2025.

•    Adjusted EBITDA was $5.9 million for the second quarter of 2026, compared to adjusted EBITDA of $4.1 million for the second quarter of 2025.

Balance Sheet and Cash Flow

•    The balance of cash, cash equivalents, and marketable securities at the end of the second quarter was $35.5 million.

•    Net cash used in operating activities was $2.0 million for the second quarter of 2026, compared to $2.7 million net cash provided by operating activities for the second quarter of 2025.

Financial Outlook:

For the third quarter of 2026, Kaltura expects:

• Subscription Revenue to be between $43.9 million and $44.6 million.
• Total Revenue to be between $45.8 million and $46.5 million.
• Adjusted EBITDA to be between $2.0 million to $3.0 million.

For the full year ending December 31, 2026, Kaltura expects:

• Subscription Revenue to be between $176.6 million and $178.6 million
• Total Revenue to be between $183.0 million and $185.0 million.
• Adjusted EBITDA to be in the range of $15.8 million to $17.2 million.

The guidance provided above contains forward-looking statements and actual results may differ materially. Refer to “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially from these forward-looking statements. Kaltura has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net loss within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence.
The reconciliation for Adjusted EBITDA includes but is not limited to the following items: stock-based compensation expenses, depreciation, amortization, financial expenses (income), net, provision for income tax, and other non-recurring operating expenses.

These items, which could materially affect the computation of forward-looking GAAP net loss, are inherently uncertain and depend on various factors, some of which are outside of the Company’s control. The guidance above is based on the Company's current expectations relating to the macro-economic climate trends.

Additional information on Kaltura’s reported results, including a reconciliation of the non-GAAP financial measures to their most comparable GAAP measures, is included in the financial tables below.

Investor Deck

The Company’s investor presentation for the quarter, which showcases its agentic avatar technology, is available at: https://q2-26-avatar.kaltura.com/

Conference Call

Kaltura will host a conference call today on August 5, 2026 to review its second quarter 2026 financial results and to discuss its financial outlook.

Time:	8:00 a.m. ET
United States/Canada Toll Free:	1-877-407-0789
International Toll:	1-201-689-8562

A live webcast will also be available in the Investor Relations section of Kaltura’s website at: https://investors.kaltura.com/news-and-events/events. A replay of the webcast will be available in the Investor Relations section of the company’s web site approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About Kaltura

Kaltura’s mission is to power rich, agentic digital experiences across organizational journeys for customers, employees, learners, and audiences. Its platform combines intelligent content creation, enterprise-grade content management and intelligence, and multimodal conversational engagement capabilities. Kaltura serves leading enterprises, financial institutions, educational institutions, media and telecom providers, and other organizations worldwide. For more information, visit www.corp.kaltura.com.

Investor Contacts:
Kaltura
Liron Sharon
Interim Principal Financial Officer
IR@Kaltura.com

Sapphire Investor Relations
Erica Mannion and Michael Funari
+1 617 542 6180
IR@Kaltura.com

Media Contacts:
Kaltura
Nohar Zmora
pr.team@kaltura.com

Headline Media
Raanan Loew
raanan@headline.media
+1 347 897 9276

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including but not limited to, statements regarding our future financial and operating performance, including our guidance and long-term targets; our business strategy, plans and objectives for future operations; integration activities; expectations with respect to our products and capabilities, including the adoption and performance of our new AI-driven technologies; our expectations regarding potential profitability and growth; and general economic, business and industry conditions, including expectations with respect to trends in customer consolidation.

In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Any forward-looking statements contained herein are based on our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations.

Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, the current volatile economic climate and its direct and indirect impact on our business and operations; political, economic, and military conditions in Israel and other geographies; our ability to retain our customers and meet demand; our ability to achieve and maintain profitability; the evolution of the markets for our offerings; our ability to keep pace with technological and competitive developments; risks associated with our use of certain artificial intelligence and machine learning models; our ability to maintain the interoperability of our offerings across devices, operating systems and third-party applications; risks associated with our Application Programming Interfaces, other components in our offerings and other intellectual property; our ability to compete successfully against current and future competitors; our ability to increase customer revenue; conditions in the regions in which we operate; risks related to our approach to revenue recognition; our potential exposure to cybersecurity threats; our compliance with data privacy and data protection laws; the potential impact of the EU Data Act ; our ability to meet our contractual commitments under customer agreements; our reliance on third parties; our dependence on and ability to retain our key personnel; risks related to revenue mix and customer base; risks related to our international operations; risks related to potential acquisitions; risks related to real or perceived issues with our platform, products or solutions; our ability to generate or raise additional capital; risks related to changes or developments in U.S. or international laws or policies; and the other risks under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of our website at investors.kaltura.com.

Non-GAAP Financial Measures

Kaltura has provided in this press release and the accompanying tables measures of financial information that have not been prepared in accordance with generally accepted accounting principles in the U.S. ("GAAP"), including non-GAAP gross profit, non-GAAP gross margin (calculated as a percentage of revenue), non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating profit (loss), non-GAAP operating margin (calculated as a percentage of revenue), non-GAAP net income (loss), non-GAAP net income (loss) per share and Adjusted EBITDA.

Kaltura defines these non-GAAP financial measures as the respective corresponding GAAP measure, adjusted for, as applicable: (1) stock-based compensation expense; (2) the amortization of acquired intangibles; (3) strategic initiatives costs; (4) restructuring cost; (5) acquisition-related compensation costs; and (6) foreign currency translation adjustments loss (gain).
Kaltura defines EBITDA as net profit (loss) before financial expenses (income), net, provision for income taxes, and depreciation and amortization expenses.

Adjusted EBITDA is defined as EBITDA (as defined above), adjusted for the impact of certain non-cash and other items that we believe are not indicative of our core operating performance, such as non-cash stock-based compensation expenses and certain non-recurring operating expenses. We believe these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to Kaltura’s financial condition and results of operations. These non-GAAP metrics are a supplemental measure of our performance, are not defined by or presented in accordance with GAAP, and should not be considered in isolation or as an alternative to net profit (loss) or any other performance measure prepared in accordance with GAAP.

Non-GAAP financial measures are presented because we believe that they provide useful supplemental information to investors and analysts regarding our operating performance and are frequently used by these parties in evaluating companies in our industry.
By presenting these non-GAAP financial measures, we provide a basis for comparison of our business operations between periods by excluding items that we do not believe are indicative of our core operating performance. We believe that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations.Additionally, our management uses these non-GAAP financial measures as supplemental measures of our performance because they assist us in comparing the operating performance of our business on a consistent basis between periods, as described above.
Although we use the non-GAAP financial measures described above, such measures have significant limitations as analytical tools and only supplement but do not replace, our financial statements in accordance with GAAP. See the tables below regarding reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures

Key Financial and Operating Metrics

Annualized Recurring Revenue. We use Annualized Recurring Revenue (“ARR”) as a measure of our revenue trend and an indicator of our future revenue opportunity from existing recurring customer contracts. We calculate ARR by annualizing our recurring revenue for the most recently completed fiscal quarter. Recurring revenues are generated from SaaS and PaaS subscriptions, as well as term licenses for software installed on the customer's premises (“On-Prem”). For the SaaS and PaaS components, we calculate ARR by annualizing the actual recurring revenue recognized for the latest fiscal quarter. For the On-Prem components for which revenue recognition is not ratable across the license term, we calculate ARR for each contract by dividing the total contract value (excluding professional services) as of the last day of the specified period by the number of days in the contract term and then multiplying by 365. Recurring revenue excludes revenue from one-time professional services and setup fees. ARR is not adjusted for the impact of any known or projected future customer cancellations, upgrades or downgrades or price increases or decreases. The amount of actual revenue that we recognize over any 12-month period is likely to differ from ARR at the beginning of that period, sometimes significantly. This may occur due to new bookings, cancellations, upgrades or downgrades, pending renewals, professional services revenue, foreign exchange rate fluctuations and acquisitions or divestitures. ARR should be viewed independently of revenue as it is an operating metric and is not intended to be a replacement or forecast of revenue. Our calculation of ARR may differ from similarly titled metrics presented by other companies.

Net Dollar Retention Rate. Our Net Dollar Retention Rate, which we use to measure our success in retaining and growing recurring revenue from our existing customers, compares our recognized recurring revenue from a set of customers across comparable periods. We calculate our Net Dollar Retention Rate for a given period as the recognized recurring revenue from the latest reported fiscal quarter from the set of customers whose revenue existed in the reported fiscal quarter from the prior year (the numerator), divided by recognized recurring revenue from such customers for the same fiscal quarter in the prior year (denominator). For annual periods, we report Net Dollar Retention Rate as the arithmetic average of the Net Dollar Retention Rate for all fiscal quarters included in the period. We consider subdivisions of the same legal entity (for example, divisions of a parent company or separate campuses that are part of the same state university system) ,as well as Value-add Resellers (“VARs”) (meaning resellers that directly manage the relationship with the customer) and the customers they manage, to be a single customer for purposes of calculating our Net Dollar Retention Rate. Our calculation of Net Dollar Retention Rate for any fiscal period includes the positive recognized recurring revenue impacts of selling new services to existing customers and the negative recognized recurring revenue impacts of contraction and attrition among this set of customers. Our Net Dollar Retention Rate may fluctuate as a result of a number of factors, including the growing level of our revenue base, the level of penetration within our customer base, expansion of products and features, and our ability to retain our customers. Our calculation of Net Dollar Retention Rate may differ from similarly titled metrics presented by other companies.

Remaining Performance Obligations. Remaining Performance Obligations represents the amount of contracted future revenue that has not yet been delivered, including both subscription and professional services revenues. Remaining Performance Obligations consists of both deferred revenue and contracted non-cancelable amounts that will be invoiced and recognized in future periods. We expect to recognize 71% of our Remaining Performance Obligations as revenue over the next 12 months, and the remainder over a period of four years, in each case, in accordance with our revenue recognition policy; however, we cannot guarantee that any portion of our Remaining Performance Obligations will be recognized as revenue within the timeframe we expect or at all.

Consolidated Balance Sheets (U.S. dollars in thousands)

	As of
	June 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$25,965	$27,521
Marketable securities	5,333	24,358
Trade receivables	26,635	16,358
Prepaid expenses and other current assets	10,644	13,938
Deferred contract acquisition and fulfillment costs, current	6,769	8,508

Total current assets	75,346	90,683

NONCURRENT ASSETS:
Marketable securities	4,225	10,883
Property and equipment, net	11,309	12,361
Other assets, noncurrent	3,556	3,501
Deferred contract acquisition and fulfillment costs, noncurrent	7,461	9,403
Operating lease right-of-use assets	9,346	10,311
Intangible assets, net	9,915	2,137
Goodwill	47,660	25,418

Total noncurrent assets	93,472	74,014

TOTAL ASSETS	$168,818	$164,697

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of long-term loans	$26,568	$29,035
Trade payables	10,488	3,788
Employees and payroll accruals	14,489	14,876
Accrued expenses and other current liabilities	21,523	15,592
Operating lease liabilities, current	3,103	2,901
Deferred revenue, current	58,318	60,291

Total current liabilities	134,489	126,483

NONCURRENT LIABILITIES:
Deferred revenue, noncurrent	1,434	2,159
Operating lease liabilities, noncurrent	13,841	14,398
Other liabilities, noncurrent	17,362	15,325

Total noncurrent liabilities	32,637	31,882

TOTAL LIABILITIES	$167,126	$158,365
STOCKHOLDERS' EQUITY:
Common stock	18	18
Treasury stock	(34,006)	(34,006)
Additional paid-in capital	525,924	518,443
Accumulated other comprehensive (loss) income	(49)	2,759
Accumulated deficit	(490,195)	(480,882)

Total stockholders' equity	1,692	6,332

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$168,818	$164,697

Consolidated Statements of Operations (U.S. dollars in thousands, except for share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(Unaudited)

Revenue:
Subscription	$45,642	$42,384	$88,831	$87,290
Professional services	1,252	2,078	2,689	4,156

Total revenue	46,894	44,462	91,520	91,446

Cost of revenue:
Subscription	9,863	9,642	19,608	20,129
Professional services	2,494	3,601	5,266	7,362

Total cost of revenue	12,357	13,243	24,874	27,491

Gross profit	34,537	31,219	66,646	63,955

Operating expenses:

Research and development	12,710	11,568	23,446	23,656
Sales and marketing	12,838	11,519	24,688	23,442
General and administrative	8,491	10,889	19,238	21,191
Restructuring	1,273	—	1,273	—

Total operating expenses	35,312	33,976	68,645	68,289

Operating loss	775	2,757	1,999	4,334

Financial expense, net	2,310	4,569	2,394	2,766

Loss before provision for income taxes	3,085	7,326	4,393	7,100

Provision for income taxes	2,459	424	4,920	1,769

Net loss	5,544	7,750	9,313	8,869

Net loss per share attributable to common stockholders, basic and diluted	$0.04	$0.05	$0.06	$0.06

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	147,582,585	153,536,740	146,716,438	153,771,875

Stock-based compensation included in above line items:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(Unaudited)

Cost of revenue	$102	$119	$208	$247
Research and development	1,033	760	2,046	1,609
Sales and marketing	753	383	1,236	815
General and administrative	1,852	2,829	4,010	5,953

Total	$3,740	$4,091	$7,500	$8,624

Revenue by Segment (U.S. dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(Unaudited)

Enterprise, Education and Technology	$36,804	$33,242	$70,955	$67,658
Media and Telecom	10,090	11,220	20,565	23,788

Total	$46,894	$44,462	$91,520	$91,446

Gross Profit by Segment (U.S. dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(Unaudited)

Enterprise, Education and Technology	$29,231	$25,867	$55,694	$52,435
Media and Telecom	5,306	5,352	10,952	11,520

Total	$34,537	$31,219	$66,646	$63,955

Consolidated Statement of Cash Flows (U.S. dollars in thousands)

	Six Months Ended June 30,
	2026	2025
	(Unaudited)
Cash flows from operating activities:
Net loss	$(9,313)	$(8,869)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,749	2,279
Stock-based compensation expenses	7,500	8,624
Amortization of deferred contract acquisition and fulfillment costs	4,880	5,746
Loss on sale of property and equipment	14	—
Non-cash interest expenses (Income), net	162	(194)
Gain on foreign exchange	(89)	(487)
Changes in operating assets and liabilities:
Increase in trade receivables	(6,795)	(1,263)
Decrease (Increase) in prepaid expenses and other current assets and other assets, noncurrent	1,040	(98)
Increase in deferred contract acquisition and fulfillment costs	(1,325)	(2,001)
Increase in trade payables	5,753	6,101
Increase (decrease) in accrued expenses and other current liabilities	5,354	(1,552)
Decrease in employees and payroll accruals	(1,028)	(1,316)
Increase in other liabilities, noncurrent	2,052	1,643
Decrease in deferred revenue	(12,861)	(8,068)
Operating lease right-of-use assets and lease liabilities, net	610	1,065

Net cash provided by (used in) operating activities	(1,297)	1,610

Cash flows from investing activities:

Investment in available-for-sale marketable securities	(9,451)	(30,436)
Proceeds from maturities of available-for-sale marketable securities	35,058	42,484
Purchases of property and equipment	(182)	(423)
Capitalized internal-use software development costs	(886)	—
Payments for businesses acquired, net of acquired cash	(22,454)	—

Net cash provided by investing activities	2,085	11,625

Cash flows from financing activities:

Repayment of long-term loans	(2,625)	(1,531)
Proceeds from exercise of stock options	192	2,849
Cash settlement of equity classified share-based payment awards	—	(3,089)
Repurchase of common stock	—	(9,595)
Change in prepayments for repurchase of common stock	—	31

Net cash used in financing activities	(2,433)	(11,335)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	89	487

Net increase (decrease) in cash, cash equivalents and restricted cash	(1,556)	2,387
Cash, cash equivalents and restricted cash at the beginning of the period	27,621	33,159
Cash, cash equivalents and restricted cash at the end of the period	$26,065	$35,546

Reconciliation from GAAP to Non-GAAP Results (U.S. dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Reconciliation of gross profit and gross margin
GAAP gross profit	$34,537	$31,219	$66,646	$63,955
Stock-based compensation expense	102	119	208	247
Amortization of acquired intangibles	290	—	398	98
Acquisition-related compensation costs(d)	48	—	48	—
Non-GAAP gross profit	$34,977	$31,338	$67,300	$64,300
GAAP gross margin	74%	70%	73%	70%
Non-GAAP gross margin	75%	70%	74%	70%
Reconciliation of operating expenses
GAAP research and development expenses	$12,710	$11,568	$23,446	$23,656
Stock-based compensation expense	1,033	760	2,046	1,609
Acquisition-related compensation costs(d)	102	—	102	—
Non-GAAP research and development expenses	$11,575	$10,808	$21,298	$22,047
GAAP sales and marketing	$12,838	$11,519	$24,688	$23,442
Stock-based compensation expense	753	383	1,236	815
Amortization of acquired intangibles	179	12	193	25
Acquisition-related compensation costs(d)	19	—	19	—
Non-GAAP sales and marketing expenses	$11,887	$11,124	$23,240	$22,602
GAAP general and administrative expenses	$8,491	$10,889	$19,238	$21,191
Stock-based compensation expense	1,852	2,829	4,010	5,953
Strategic initiatives(b)	704	1,632	2,328	1,632
Change in fair value of contingent consideration	(1,278)	—	(961)	—
Acquisition-related compensation costs(d)	464	—	464	—
Non-GAAP general and administrative expenses	$6,749	$6,428	$13,397	$13,606
Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(775)	$(2,757)	$(1,999)	$(4,334)
Stock-based compensation expense	3,740	4,091	7,500	8,624
Amortization of acquired intangibles	469	12	591	123
Strategic initiatives(b)	704	1,632	2,328	1,632
Change in fair value of contingent consideration	(1,278)	—	(961)	—
Restructuring (c)	1,273	—	1,273	—
Acquisition-related compensation costs(d)	633	—	633	—
Non-GAAP operating profit	$4,766	$2,978	$9,365	$6,045
GAAP operating margin	(2)%	(6)%	(2)%	(5)%
Non-GAAP operating margin	10%	7%	10%	7%
Reconciliation of net loss
GAAP net loss attributable to common stockholders	$(5,544)	$(7,750)	$(9,313)	$(8,869)
Stock-based compensation expense	3,740	4,091	7,500	8,624
Amortization of acquired intangibles	469	12	591	123
Strategic initiatives(b)	704	1,632	2,328	1,632
Change in fair value of contingent consideration	(1,278)	—	(961)	—
Restructuring (c)	1,273	—	1,273	—
Acquisition-related compensation costs(d)	633	—	633	—
Foreign currency translation adjustments loss(e)	2,321	4,464	2,325	2,892
Non-GAAP net profit attributable to common stockholders	$2,318	$2,449	$4,376	$4,402

Non-GAAP net earnings per share - basic	$0.02	$0.02	$0.03	$0.03
Non-GAAP net earnings per share - diluted	$0.01	$0.01	$0.03	$0.03

Reconciliation of weighted average number of shares outstanding:
Weighted-average number of shares used in calculating GAAP and Non-GAAP net earnings (loss) per share, basic	147,582,585	153,536,740	146,716,438	153,771,875
Effect of dilutive shares used in calculating Non-GAAP net earnings (loss) per share, diluted	8,473,102	12,681,956	6,156,615	10,186,719
Weighted-average number of shares used in calculating Non-GAAP net earnings (loss) per share, diluted	156,055,687	166,218,696	152,873,053	163,958,594

Adjusted EBITDA (U.S. dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Net loss	$(5,544)	$(7,750)	$(9,313)	$(8,869)
Financial expense (income), net (a)	2,310	4,569	2,394	2,766
Provision for income taxes	2,459	424	4,920	1,769
Depreciation and amortization	1,560	1,094	2,749	2,279
EBITDA	785	(1,663)	750	(2,055)
Non-cash stock-based compensation expense	3,740	4,091	7,500	8,624
Strategic initiatives (b)	704	1,632	2,328	1,632
Change in fair value of contingent consideration	(1,278)	—	(961)	—
Restructuring (c)	1,273	—	1,273	—
Acquisition-related compensation costs (d)	633	—	633	—
Adjusted EBITDA	$5,857	$4,060	$11,523	$8,201

(a)The three months ended June 30, 2026 and 2025, and the six months ended June 30, 2026 and 2025 include $532, $602, $1,075 and $1,210, respectively, of interest expenses and $663, $737, $1,203 and $1,632, respectively, of interest income.

(b)Strategic initiatives for the three and six months ended June 30, 2026 and 2025 relate to professional fees, consulting services, and transaction-related costs incurred in connection with the acquisition of PathFactory and other costs associated with strategic initiatives.

(c)The three and six months ended June 30, 2026 includes employee termination benefits incurred in connection with the 2026 Reorganization Plans.

(d)Acquisition-related compensation costs for the three months ended June 30, 2026 relate to statutory termination costs and other severance payments associated with integrating the PathFactory acquisition.

Reported KPIs

	As of June 30,
	2026	2025
	(U.S. dollars, amounts in thousands)
Annualized Recurring Revenue	$184,570	$170,364
Remaining Performance Obligations	$164,327	$165,414

(1)     Remaining Performance Obligations as of June 30, 2025 reflect a reassessment of the historical treatment of certain customer contracts that contain “termination for convenience” clauses, which has resulted in a negative adjustment of $22,710.

	Three Months Ended June 30,
	2026	2025
Net Dollar Retention Rate	96%	101%